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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 28, 2001.
                                                    REGISTRATION NO. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                            -------------------------

                       WEIGHT WATCHERS INTERNATIONAL, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                VIRGINIA                                 11-6040273
     (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                IDENTIFICATION NUMBER)

                            -------------------------
                             175 CROSSWAYS PARK WEST
                          WOODBURY, NEW YORK 11797-2055
                                 (516) 390-1400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANTS PRINCIPAL EXECUTIVE OFFICES)

                            -------------------------
                     1999 STOCK PURCHASE AND OPTION PLAN OF
              WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES
                            (FULL TITLE OF THE PLAN)
                            -------------------------
                             ROBERT W. HOLLWEG, ESQ.
                       WEIGHT WATCHERS INTERNATIONAL, INC.
                             175 CROSSWAYS PARK WEST
                          WOODBURY, NEW YORK 11797-2055
                                 (516) 390-1400
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                       -----------------------------------

                                 WITH A COPY TO:
                                RISE NORMAN, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017

                       -----------------------------------
                         CALCULATION OF REGISTRATION FEE


============================================================================================================
                                                 PROPOSED MAXIMUM    PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE   AMOUNT TO BE       OFFERING PRICE PER  AGGREGATE OFFERING       AMOUNT OF
         REGISTERED           REGISTERED             UNIT(a)             PRICE(a)       REGISTRATION FEE(a)
------------------------------------------------------------------------------------------------------------
Common stock, no par value    7,058,040 shares   $7.50               $52,968,306         $13,243
------------------------------------------------------------------------------------------------------------
Preferred stock purchase
rights(b)                            --               --                  --                 --
------------------------------------------------------------------------------------------------------------
Total.....................    7,058,040 shares   $7.50               $52,968,306         $13,243
============================================================================================================

(a) Pursuant to Rule 457 (h)(1) and Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price and the amount of registration fee have been computed as follows: (a) with respect to 5,763,692 shares of common stock as to which outstanding options were granted prior to the date of this Registration Statement, the registration fee is based on the weighted average exercise price per share of $2.28 and (b) with respect to the balance of 1,294,348 shares being registered, the registration fee is based on a price of $30.77 per share, which is the average of the high and low prices of the common stock on the New York Stock Exchange on November 26, 2001 (within 5 business days before the filing date of this Registration Statement).

(b) The preferred stock purchase rights initially will trade together with the common stock. The value attributable to the preferred stock purchase rights, if any, is reflected in the offering price of the common stock.

PURSUANT TO RULE 429 OF THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT ALSO RELATES TO REGISTRATION STATEMENT NO. 333-69362.


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                                     PART I

         INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Not required to be filed in this registration statement.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed in this registration statement.*

----------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Act"), and Note to Part I of Form S-8.


                                     PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents that the registrant has filed with the Securities and Exchange Commission (the "Commission") pursuant to the Act, as amended (the "Exchange Act"), are hereby incorporated by reference in this registration statement:

         (a) The registrant's Annual Report on Form 10-K for the year ended December 30, 2000, except with respect to the financial statements included therein (see registrant's 424(b) Prospectus filed on November 15, 2001 for the proper financial statements);

         (b) The registrant's 424(b) Prospectus (Registration No. 333-69362) filed on November 15, 2001;

         (c) The registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

         (d) The registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

         (e) The registrant's Quarterly Report on Form 10-Q for the quarter ended September 29, 2001;

         (f)      The registrant's Current Report on Form 8-K dated April 18,
                  2001; and

         (g) The description of the registrant's capital stock contained in Amendment No. 3 to its Registration Statement on Form S-1 (Registration No. 333-69362) filed with the Commission on November 14, 2001.


                                   II-1
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         All documents that the registrant has filed pursuant to Sections 13(a),
13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not required.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not required.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The registrant's articles of incorporation provide for the indemnification of its directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The registrant's articles of incorporation require indemnification of directors and officers with respect to certain liabilities and expenses imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. The registrant also carries insurance on behalf of its directors, officers, employees or agents that may cover liabilities under the Securities Act. In addition, the Virginia Stock Corporation Act and the registrant's articles of incorporation eliminate the liability for monetary damages of a director officer in a shareholder or derivative proceeding. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of criminal law or any federal or state securities law. Sections 13.1-692.1 and 13.1-696 through 704 of the Virginia Stock Corporation Act are incorporated into this paragraph by reference.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         None.


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ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

EXHIBIT
NUMBER                           DESCRIPTION

4.1 1999 Stock Purchase and Option Plan of Weight Watchers International, Inc. and Subsidiaries (Incorporated by reference to Exhibit 10.19 of the registrant's Annual Report on Form 10-K for the fiscal year ended April 29, 2000).

4.2 Form of Amended and Restated Articles of Incorporation of the registrant (Incorporated by reference to Exhibit 3.1 of the registrant's Form S-1 Registration Statement No. 333-69362).

4.3 Form of Amended and Restated Bylaws of the registrant (Incorporated by reference to Exhibit 3.2 of the registrant's Form S-1 Registration Statement No. 333-69362).

4.4 Form of Rights Agreement between the registrant and EquiServe Trust Company, N.A. (Incorporated by reference to Exhibit 4.5 of the registrant's Form S-1 Registration Statement No. 333-69362).

4.5 Specimen of stock certificate representing the registrant's common stock, no par value (Incorporated by reference to Exhibit 4.6 of the registrant's Form S-1 Registration Statement No. 333-69362).

5.1      Opinion of Hunton & Williams.

23.1     Consent of Hunton & Williams (included in Exhibit 5.1).

23.2 Consent of PricewaterhouseCoopers LLP, Independent Accountants, relating to the registrant's financial statements.

23.3 Consent of PricewaterhouseCoopers LLP, Independent Accountants, relating to financial statements of Weighco Enterprises, Inc. and Subsidiaries.

24       Power of Attorney (included on signature page).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:


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         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Articles of Incorporation of the registrant and the provisions of Virginia law described under Item 6 above, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                      II-4
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, and State of New York on the 28th day of November, 2001.

                                       WEIGHT WATCHERS INTERNATIONAL, INC.
                                                (Registrant)


                                       By: /s/  Linda Huett
                                          --------------------------------------
                                          Name:  Linda Huett
                                          Title: President, Chief Executive
                                                 Officer and Director


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sacha Lainovic, Christopher Sobecki and Robert Hollweg or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, in connection with this registration statement, to sign any and all amendments or supplements to the Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 28th day of November, 2001.


             SIGNATURE                             TITLE
             ---------                             -----


       /s/ Linda Huett
------------------------------   President, Chief Executive Officer and Director
           Linda Huett                     (PRINCIPAL EXECUTIVE OFFICER)



     /s/ Thomas Kiritsis
------------------------------   Vice President and Chief Financial Officer
         Thomas Kiritsis         (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)


                                      II-5
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    /s/ Raymond Debbane
------------------------------   Chairman of the Board of Directors
        Raymond Debbane


    /s/ Sacha Lainovic
------------------------------   Director
        Sacha Lainovic


 /s/ Christopher J. Sobecki
------------------------------   Director
     Christopher J. Sobecki


  /s/ Jonas M. Fajgenbaum
------------------------------   Director
      Jonas M. Fajgenbaum




                                      II-6